UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced on August 6, 2015, James B. Skaggs, the Chairman of the board of directors of Alamo Group Inc. (the “Company”), and Jerry E. Goldress, a director of the Company, each notified the Company that they were interested in retiring from the Company’s board of directors by the end of the current calendar year.

At a meeting of the Company’s board of directors on December 16, 2015, Mr. Skaggs and Mr. Goldress have each notified the Company of their decision to retire from their respective positions effective January 5, 2016.

Item 8.01. Other Events.
On December 16, 2015, the board of directors appointed Gary L. Martin as the Chairman of the board of directors to replace Mr. Skaggs effective January 5, 2016. Mr. Martin has been a member of the board of directors since May 2007.

Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1    Press release of the Company dated December 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
December 16, 2015	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated December 16, 2015